Exhibit 10.2

FORM OF EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is dated as of September 28, 2009, by and between Arrowhead Research Corporation, a Delaware corporation (the “Corporation”), and the individuals listed Exhibit A (each, a “Holder” and collectively, the “Holders”). The Corporation and each Holder are referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Corporation and each of the Holders are shareholders and warrant holders of Calando Pharmaceuticals, Inc., a Delaware corporation (“Calando”);

WHEREAS, the Holders own shares of common stock, $0.0001 par value per share, (“Calando Shares”) and warrants to purchase common stock of Calando (“Calando Warrants”) (together, the “Calando Securities”) in the amounts set forth on Exhibit A, attached hereto;

WHEREAS, the Holders each desire to exchange all their Calando Securities for common stock of the Corporation, $0.0001 par value per share (“Arrowhead Shares”) and warrants to purchase common stock of the Corporation (“Arrowhead Warrants”) (together the “Arrowhead Securities”); and

WHEREAS, the Corporation desires to exchange (the “Exchange”) one newly issued and unregistered Arrowhead Share for each 2.5 Calando Shares and warrants to purchase one newly issued Arrowhead Shares at the same per share ratio for the Calando Warrants with a strike price equal to $0.50 per share (the Arrowhead Securities received in the Exchange, referred to in this Agreement as the “Exchanged Securities”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Exchange.

(a) Exchange Ratio. The Corporation and each Holder hereby agree to exchange at the Closing the Calando Securities in the amounts set forth on Exhibit A, attached hereto, for Arrowhead Shares in the following ratio: 2.5 Calando Shares for one Arrowhead Share (2.5:1) and warrants to purchase 2.5 Calando Shares for warrants to purchase one Arrowhead Share with a strike price equal to $0.50 per share.

(b) Exchange. To effect this exchange, each Holder will deliver to the Corporation the stock certificate or certificates representing the pro-rata number of Calando Shares together with duly executed stock powers related thereto and the Corporation will deliver to each Holder a stock certificate or certificates representing the pro-rata number of Exchanged Securities promptly after the closing of the transaction.

2. Contingency. The Exchange and Closing shall be contingent upon the Corporation having received stockholder approval for its proposal to increase the number of Arrowhead Shares authorized for issuance as set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on September 4, 2009 (the “Proxy Approval”).

3. The Closing.

(a) Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Arrowhead Research Corporation, 201 South Lake Street, Suite 703, Pasadena, CA 91101 at 10:00 a.m., Pacific time, on October 6, 2009 (“Closing Date”), or at such other place, date or time as the parties may mutually agree in writing.

(b) Conditions to Closing of Holders. The obligation of Holders to consummate the transactions on the Closing Date as contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(i) the Corporation shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by the Corporation hereunder on or prior to the Closing Date;

(ii) the representations and warranties of the Corporation contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date;

(iii) the Corporation shall have received all third party consents and all authorizations, consents and approvals of any Governmental Authority necessary to consummate the transactions contemplated hereby.

(c) Conditions to Closing of Corporation. The obligation of the Corporation to consummate the transactions on the Closing Date shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:;

(i) Each Holder shall have each performed and complied in all material respects with all obligations and agreements required to be performed and complied with by each Holder hereunder on or prior to the Closing Date;

(ii) the representations and warranties of each Holder contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date;

(iii) Holders shall have delivered to the Corporation a certificate or the certificates representing all the Calando Shares and warrant agreements representing all the Warrants owned by Holder to be exchanged on such date and related executed stock powers; and

(iv) Holders shall have received all third party consents and all authorizations, consents and approvals of any Governmental Authority necessary to consummate the transactions contemplated hereby.

4. Representations and Warranties of the Corporation. The Corporation represents and warrants to Holder as follows:

(a) Corporate Status. The Corporation is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware with full right, power and authority to execute, deliver and perform this Agreement.

(b) Authorization/Enforceability. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms and conditions. The Corporation need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

(c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Corporation is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under the certificate of incorporation or bylaws of the Corporation, or any agreement, contract, lease, license, instrument, or other arrangement to which the Corporation is a party or by which it is bound or to which any of its assets is subject.

(d) Consents/Approvals. Other than the Proxy Approval, no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or other Person or entity is required for the issuance and sale of the Exchanged Securities by the Corporation to Holder or the consummation by the Corporation of the transactions contemplated by this Agreement.

(e) Exchanged Securities Authorization. The Exchanged Securities have been duly authorized and, when issued and delivered, will be duly and validly issued and fully paid and nonassessable. Upon consummation of the transactions contemplated hereby, good and valid title to the Exchanged Securities, free and clear of all Claims, will be transferred by the Corporation to Holder.

5. Representations and Warranties of Holder. Each Holder represents and warrants to the Corporation as follows:

(a) Legal Capacity. Each Holder has full legal right, power and capacity to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Holder, enforceable in accordance with its terms and conditions. Holder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party or Governmental Authority in order to consummate the transactions contemplated by this Agreement. Except as set forth on attached Schedule 4(a), no Person has any community property rights by virtue of marriage or otherwise in any of the Calando Securities owned by such Holder. Any such Person with community property rights has duly executed and delivered to the Corporation at or prior to the Closing a copy of the consent attached hereto as Exhibit B. If such Holder is not a natural person, it has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, and it has properly taken all corporate, limited liability, partnership or other action required to be taken by such Holder with respect to the execution and delivery of this Agreement and consummate the transactions contemplated by this Agreement.

(b) Title to Calando Securities. Holder is the lawful record and beneficial owner of the Calando Securities that will be transferred pursuant to Section 1 of this Agreement with good and marketable title thereto, and the Holder has the right to sell, assign, convey, transfer and deliver the Calando Securities and any and all rights and benefits incident to the ownership thereof (including, without limitation, any registration or other rights pertaining to the Calando Securities and the shares of common stock underlying such securities), all of which rights and benefits are transferable by the Holder to the Corporation pursuant to this Agreement, free and clear of all Claims. The exchange of the securities as contemplated herein will (i) pass good and marketable title to all the Calando Securities transferred pursuant to Section 1 of this Agreement to the Corporation, free and clear of all Claims, and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such securities (including, without limitation, any registration or other rights pertaining to the securities and the shares of common stock underlying such securities).

(c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Holder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, organizational document, bylaws, partnership agreement, trust agreement, agreement any trust is bound by, contract, lease, license, instrument, or other arrangement to which Holder, as applicable, is a party or by which it is bound or to which any of its assets is subject.

(d) Consents/Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or other entity or Person is required for the Exchange or the consummation by Holder of the transactions contemplated by this Agreement.

(e) Investment Representations.

(i) Holder qualifies as an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and is acquiring the Exchanged Securities hereunder for its own account and with no intention of distributing or selling the Exchanged Securities except pursuant to a registration or an available exemption under applicable law. Holder understands that the Exchanged Securities have not been (and are not being) registered under the Securities Act by reason of their contemplated issuance in transaction(s) exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof (including the rules and regulations promulgated thereunder), and that the reliance of the Corporation on such exemption from registration is predicated in part on the representations and warranties of Holder hereunder.

(ii) Holder agrees that it will not sell or otherwise dispose of any of the Exchanged Securities unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any State.

(iii) Holder understands that a restrictive legend consistent with the foregoing set forth in Section 10(a) of this Agreement has been or will be placed on the certificates evidencing the Exchanged Securities to be issued to it hereunder, and related stop transfer instructions will be noted in the transfer records of the Corporation and/or its transfer agent for the Exchanged Securities during the Prohibited Period.

(iv) Each Holder represents that it is not an Affiliate (as defined herein) of the Corporation and will covenant and agree that if it becomes an Affiliate, it will promptly provide notice to the Corporation of such status and comply with insider trading laws and policies and the applicable “control securities” provisions of Rule 144 in addition to any other obligations set forth in this Agreement.

(v) Each Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of an investment in the Exchanged Securities. Each Holder acknowledges that it has had access to all information concerning the Corporation and Calando and their respective businesses, assets, liabilities, financial statements, and obligations which have been requested and has been provided the opportunity to ask questions of and receive answers from the Corporation and/or Calando to fully and effectively evaluate the Exchange and the transactions contemplated herein. Each Holder understands that a new holding period for purposes of Rule 144 under the Securities Act will be triggered with respect to the Exchanged Securities, and such Holder is able to bear the economic risk of loss of the investment in such Exchanged Securities and is able to afford a complete loss of such investment.

6. Termination. In the event the Closing Date does not occur on or before December 31, 2009, this Agreement may be terminated in writing after such date (i) by the Corporation or (ii) by any Holder as to itself only (but not with respect to the other Holders) and withdraw all of such Holder’s portion of Calando Securities from the Exchange, upon two (2) days prior written notice to the Corporation.

7. Indemnification.

(a) Each Holder understands and acknowledges that the Corporation is relying on representations, warranties, covenants and agreements made by such Holder to the Corporation in this Agreement. Each Holder, as applicable, hereby agrees to indemnify, defend and hold harmless the Corporation, its Affiliates and their directors, officers, shareholders, principals, representatives, agents and employees (each, a “Corporation Indemnified Party”), against any and all loss, damage, liability or expense (including, but not limited to, expenses related to the investigation and enforcement of any provisions of this Agreement and/or any reasonable attorneys’ fees) (collectively, “Losses”) which any Corporation Indemnified Party may suffer, sustain or incur by reason of or in connection with or arising under (i) any inaccuracy or breach of representation or warranty of such Holder contained in this Agreement; (ii) the breach of this Agreement or any covenant or agreement made by such Holder in this Agreement; or (iii) the sale or distribution by such Holder of the Exchanged Securities in violation of this Agreement and/or the Securities Act or any other applicable law. This right to indemnification is in addition to any other remedy available to the Corporation under this Agreement.

(b) The Corporation understands and acknowledges that each Holder is relying on representations, warranties, covenants and agreements made by the Corporation to such Holder in this Agreement. The Corporation hereby agrees to indemnify, defend and hold harmless each Holder and its officers, principals, Affiliates, trustees, agents and representatives, as applicable, (each, a “Holder Indemnified Party”), against any and all Losses which any Holder Indemnified Party may suffer, sustain or incur by reason of or in connection with or arising under (i) any inaccuracy or breach of representation or warranty of the Corporation contained in this Agreement; or (ii) the breach of this Agreement or any covenant or agreement made by the Corporation in this Agreement. This right to indemnification is in addition to any other remedy available to each Holder under this Agreement.

8. Certain Definitions.

(a) “Affiliate” (and, with a correlative meaning, “affiliated”) means, with respect to any Person, any direct or indirect subsidiary of such Person, and any other Person that directly, or through one or more intermediaries, Controls or is Controlled by or is under common Control with such first Person. As used in this definition, “Control” (and, with correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

(b) “Claims” shall mean the following of any nature whatsoever: security interests, liens, deeds of trust, hypothecations, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

(c) “Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, independent or autonomous official authority, agency, department, board, commission or instrumentality of the United States or any other country, or any political subdivision thereof, whether federal, state or local, and any tribunal, court or arbitrator(s) of competent jurisdiction.

(d) “Person(s)” means and includes any natural persons, sole proprietorships, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, all Governmental Authorities and all other entities.

(e) “Transfer Agent” shall mean Computershare Limited, 350 Indiana St., Suite 800, Golden, CO 80401, in its capacity as transfer agent to the Corporation, or any successor transfer agent to the Corporation.

9. Miscellaneous.

(a) Legend Requirement. Each certificate representing Exchanged Securities held or acquired by a Holder will contain legends acknowledging that the shares represented by such certificate are restricted securities and are subject to this Agreement, as follows:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NO SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT, TRANSFER OR OTHER DISPOSITION OR OFFER TO DO ANY OF THE FOREGOING MAY BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

The Transfer Agent and any applicable broker shall each be instructed not to recognize any transfer by a Holder that does not comply with this Agreement.

(b) Assistance. By executing this Agreement, each of the Holders hereby requests that the Corporation endeavor to assist Holders (without warranty of any kind) in their compliance with the right of first refusal and co-sale mechanics and requirements set forth in the ROFR and Co-Sale Agreement. Each such Holder agrees to fully and promptly cooperate with the Corporation and, upon request, each such Holder shall reimburse the Corporation for such Holder’s pro rata amount of any expenses incurred by the Corporation in so complying up to a maximum aggregate amount of $2,000.

(c) Equitable Remedy. Each Party shall agree that in addition to any other remedy that may be available to such Party hereunder, the Party shall be entitled to specific performance. Notwithstanding anything to the contrary in this Agreement, each Party shall be responsible for paying its own expenses, including legal fees, incurred in enforcing this Agreement.

(d) Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission, (ii) confirmation of delivery when delivered by a standard overnight carrier or (iii) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties at the following addresses (or such other address for a Party as shall be specified by like notice):

If to the Corporation, to:	Arrowhead Research Corporation
201 South Lake Avenue, Suite 703
Pasadena, CA 91101

Attention: Dr. Christopher Anzalone
Telephone: (626) 304-3400 Fax: (626) 304-3401

If to any Holder, to:	At the Holder’s address, phone or fax number appearing on Exhibit A, attached hereto.

(e) No Third-Party Beneficiaries. Unless otherwise specifically set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and assigns.

(f) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Corporation and each Holder.

(k) Gender. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

(l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(m) No Presumption Against Drafter. Each of the Parties has jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(n) Successors and Assigns. Except as otherwise specifically provided herein, this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

(o) Survival. All covenants, agreements, representations and warranties made herein shall survive the Closing and the consummation of the Exchange of the Calando Securities.

IN WITNESS WHEREOF, this Exchange Agreement has been duly executed by or on behalf of each of the parties hereto on the date first above written.

ARROWHEAD RESEARCH CORPORATION, a Delaware corporation

By:
Name:
Title:

HOLDERS:

Name: ____________________________________

Name: ____________________________________